Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the three months period ended March 31, 2007 of the Claymore MACROshares Oil Up Tradeable Trust (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Steven M. Hill, principal financial officer of MACRO Securities Depositor, LLC, which acts as the depositor for the Registrant (the "Depositor"), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly represents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 15, 2007

/s/ Steven M. Hill
Steven M. Hill
On behalf of the Registrant
and as Chief Financial Officer